Exhibit 5
                                                                       ---------

Entre PRIMOR ALIMENTOS, C.A., sociedad anonima constituida y domiciliada en Caracas, e inscrita inicialmente bajo la denominacion de ALPROVENCA, Alimentos y Productos Venezolanos, C.A., en el Registro Mercantil Quinto de la Circunscripcion Judicial del Distrito Federal y Estado Miranda, en fecha 23 de septiembre de 1998, bajo el numero 42, Tomo 251-A-Qto. y modificada su denominacion por la actual segun consta de documento inscrito en el Registro Mercantil Quinto de la Circunscripcion Judicial del Distrito Federal y Estado Miranda, en fecha 13 de diciembre de 2000 bajo el Numero 49, Tomo 491-A Qto. ("Primor Alimentos"), representada en este acto por su Director Lorenzo Mendoza G., venezolano, mayor de edad, titular de la cedula de identidad 6.818.047, debidamente autorizado por documento que se anexa marcado A (Anexo A); PRIMOR INVERSIONES C.A, sociedad anonima constituida y domiciliada en Caracas, e inscrita en el Registro Mercantil Quinto de la Circunscripcion Judicial del Distrito Federal y Estado Miranda, en fecha 9 de enero de 2001, bajo el numero 81, Tomo 497-A Qto. ("Primor Inversiones" o el "Oferente" y, conjuntamente con Primor Alimentos, "Primor") representada en este acto por su Director Lorenzo Mendoza G., venezolano, mayor de edad, titular de la cedula de identidad 6.818.047, debidamente autorizado por documento que se anexa marcado B (Anexo
B); por una parte; y, por la otra, JONATHAN COLES WARD, venezolano, mayor de edad, titular de la cedula de identidad numero 4.769.803; ALBERTO TOVAR PHELPS, venezolano, mayor de edad, titular de la cedula de identidad 5.541.127; LILIAN CERVINI DE POLEO, venezolana, mayor de edad, titular de la cedula de identidad 941.150; ALICIA COLES, venezolana, mayor de edad, titular de la cedula de identidad 11.306.466; ANDRES COLES, venezolano, mayor de edad, titular de la cedula de identidad 10.335.123, representado en este acto por Jonathan Coles, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 4.769.803, facultado para este acto por documento de poder otorgado el 15 de enero de 2001; MIGUEL COLES, venezolano, mayor de edad, titular de la cedula de identidad 14.121.012, representado en este acto por Jonathan Coles, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 4.769.803, facultado para este acto por documento de poder otorgado el 15 de enero de 2001; NELLY CERVINI DE FRAGACHAN, venezolana, mayor de edad, titular de la cedula de identidad 350.085; JESUS
ANIBAL ROJAS, venezolano, mayor de edad, titular de la cedula de identidad 501.866; BEATRIZ DE CHELMINSKI DE COLES, venezolana, mayor de edad, titular de la cedula de identidad 3.714.756; JESUS MANUEL ROJAS, venezolano, mayor de edad, cedula de identidad 2.154.559; NICHOLASHA LIMITED, una compania constituida y existente de conformidad con las leyes de las Islas Virgenes Britanicas, representada en este acto por Guillermo de la Rosa, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 5.538.705, debidamente facultado para este acto segun se evidencia de documento de poder otorgado el 15 de enero de 2001; SHARE SYNDICATE I, L.L.C., una compania constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de America, representada en este acto por su Vicepresidente Secretario Ibrahim Garcia, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de y identidad numero 10.841.544, debidamente facultado para este acto segun se evidencia de la resolucion del unico administrador de la compania de fecha 8 de diciembre de 2000; SHARE SYNDICATE II, L.L.C., una compania constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de America, representada en este acto por su Presidente y Secretario Asistente

Guillermo  de la Rosa,  venezolano,  mayor de edad,  domiciliado  en  Caracas  y titular de la cedula de identidad numero 5.538.705, debidamente facultado para este acto segun se evidencia de la resolucion del unico administrador de la compania de fecha 8 de diciembre de 2000; SHARE SYNDICATE IX, L.L.C., una compania constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de America, representada en este acto por su Vicepresidente y Secretario, Ibrahim Garcia, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 10.841.544, debidamente facultado para este acto segun se evidencia de la resolucion del unico administrador de la compania de fecha 8 de diciembre de 2000; BERKSHIRE INTERNATIONAL S.A., una sociedad anonima constituida y existente de conformidad con las leyes de la Republica de Panama, representada en este acto por Luis Garcia Montoya, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad 3.189.825, actuando en su condicion de apoderado, debidamente facultado para este acto segun se evidencia de acta de la reunion de junta directiva de la compania celebrada el 15 de enero de 2001; VALORES SAN NICOLAS, C.A., sociedad mercantil domiciliada en Caracas, debidamente constituida por documento inscrito por ante el Registro Mercantil de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 25 de abril de 1986, bajo el numero 2, Tomo 26-A Pro, representada en este acto por su apoderado, Angel Alberto Cervini, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 945.768, debidamente facultado para este acto segun se evidencia de documento de poder autenticado el 19 de enero de 2001 ante la Notaria Publica Vigesima Quinta del Municipio Libertador del Distrito Capital, bajo el N(degree)36, Tomo 04, de los Libros de Autenticaciones llevados por dicha Notaria; EDIFICIOS Y REMODELACIONES EL

ENCUENTRO,   C.A.,  sociedad  mercantil  domiciliada  en  Caracas,   debidamente
constituida por documento inscrito por ante el Registro Mercantil de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 6 de octubre de 1988, bajo el numero 68, Tomo 5-A Sgdo., representada en este acto por su Presidente senor Henry Simon Chauran, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 4.898.663, facultado para este acto segun se evidencia del Documento Constitutivo Estatutario de su representada y del Acta de la Asamblea de Accionistas celebrada el 15 de enero de 2001, inscrita por ante el Registro Mercantil Segundo de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 17 de enero de 2001, quedando anotada bajo el numero 5, Tomo 8-A Sgdo.; DESARROLLOS 480, C.A., sociedad mercantil domiciliada en Caracas, debidamente constituida por documento inscrito por ante el Registro Mercantil de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 15 de diciembre de 1976, bajo el numero 101, Tomo 110-A Pro, representada en este acto por su director Angel Cervini, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 943.768, facultado para este acto segun se evidencia del Documento Constitutivo Estatutario de su representada y del Acta de Asamblea de Accionistas de fecha 15 de enero de 2001, inscrita por ante el Registro Mercantil Primero de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 16 de enero de 2001, quedando anotada bajo el numero 60, Tomo6-A Pro.; CONSULTORIA ESTUDIOS PROYECTOS, C.A. (CONEPRO), sociedad mercantil constituida por documento inscrito en el Registro Mercantil Segundo de la Circunscripcion Judicial del Estado Carabobo, en fecha 26 de marzo de 1987, inscrito bajo el N(degree) 21, Tomo 12-A, representada en este acto por Jonathan Coles, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 4.769.803, facultado para este acto segun se evidencia de documento de poder otorgado el 15 de enero de 2001; INVERSIONES STUART, C.A., sociedad mercantil domiciliada en Caracas y constituida por documento inscrito en el Registro Mercantil Primero de la Circunscripcion Judicial del Distrito Federal y Estado Miranda en fecha 28 de agosto de 1990, bajo el N(degree) 19, Tomo 248-A-Pro., representada en este acto por representada en este acto por Jonathan Coles, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 4.769.803, facultado para este acto por documento de poder otorgado el 15 de enero de 2001, facultados para este acto segun se evidencia de documento de poder otorgado el 15 de enero de 2001; LAVEDA FINANTIAL LTD, una sociedad mercantil constituida y existente de conformidad con las leyes de las Islas Virgenes Britanicas, representada en este acto por Luis Garcia Montoya, venezolano, mayor de edad, domiciliado en Caracas y titular de la cedula de identidad numero 3.189.825, debidamente facultado para este acto por documento de poder otorgado el 19 de enero de 2001; y VALORES EL JUNKO, C.A., una sociedad mercantil domiciliada en Caracas, constituida por documento inscrito en el Registro Mercantil Primero de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 22 de marzo de 1988, bajo el N(degree) 23, Tomo 80-A-Pro., representada en este acto por su directora Lilian Cervini de Poleo, venezolana, mayor de edad, domiciliada en Caracas y titular de la cedula de identidad numero 2.837.560, debidamente facultado para este acto por el documento constitutivo estatutario de la compania (los "Accionistas" y los "Tenedores"), segun consta de documentos que se anexan para formar parte de este documento, marcados C-1 a C-14, se ha celebrado un contrato que se regira por las Clausulas siguientes (con todos sus Anexos, el "Contrato"):

PRIMERA: OBJETO

Sujeto a los terminos y condiciones contemplados en el presente Contrato, Primor conviene en que comprara a los Accionistas y a los Tenedores y estos convienen en venderle como una unidad un mil trescientos ochenta y cuatro millones cuatrocientos cuarenta y siete mil ciento cinco (1.384.447.105) acciones de MAVESA, S.A., sociedad mercantil, inscrita originalmente por ante el Registro de Comercio que llevaba el Juzgado de Primera Instancia en lo Mercantil del Distrito Federal el 19 de mayo de 1949, bajo el No. 552, Tomo 2-B cuya ultima reforma fue inscrita por ante el Registro Mercantil Primero de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 28 de agosto de 2000, bajo el No. 39, Tomo 148-A-Pro. ("Mavesa"), cuyo valor nominal es de diez bolivares (Bs. 10) por accion (las "Acciones Negociadas"), de las cuales doscientas noventa y seis millones seiscientos siete mil ciento cincuenta y nueve (296.607.159) acciones de Mavesa estan representadas por cuatro millones novecientos cuarenta y tres mil cuatrocientos cincuenta y tres (4.943.453) American Depositary Receipts emitidos por The Bank of New York (los "ADRs Negociados", y conjuntamente con las Acciones Negociadas, los "Valores Negociados"). Cada ADR representa 60 acciones de Mavesa. Es estipulacion fundamental del presente Contrato que la adquisicion de los Valores Negociados se efectue como una unidad, es decir, respecto de la totalidad de dichos Valores Negociados y en ningun caso en lotes o fraccionadamente. Asimismo, queda entendido que la obligacion de transmitir la propiedad sobre los Valores Negociados y la de pagar el precio unicamente se produciran en caso de ser exitosas las Ofertas y cuando ocurran los correspondientes cierres de las Ofertas en la forma prevista en la Clausula Tercera.

SEGUNDA:  EL PRECIO

El precio por los Valores Negociados sera de US$0,1416887470 por cada Accion Negociada, y de US$8,5013248220 por cada ADR Negociado (el "Precio"), por lo cual el precio total que correspondera a los Accionistas y Tenedores es de ciento noventa y seis millones ciento sesenta mil quinientos setenta y cinco dolares de los Estados Unidos de America con sesenta centavos (US$196.160.575,60). El Precio sera pagado exclusivamente en Dolares de los Estados Unidos de America. El Anexo D del presente Contrato indica la porcion del Precio que correspondera a cada uno de los Accionistas y Tenedores.

TERCERA: PROCEDIMIENTO PARA LA EJECUCION DE LA COMPRAVENTA DE LOS VALORES NEGOCIADOS

La compra como una unidad de los Valores Negociados por parte de Primor implica la obtencion de una "Mayoria Politica de Control" sobre Mavesa. Por ello, dicha compra debera realizarse con sujecion a lo previsto en la Ley de Mercado de Capitales, en las Normas Sobre Ofertas Publicas de Adquisicion, de Intercambio y Toma de Control de Sociedades que Hacen Oferta Publica de Acciones y Otros Derechos Sobre las Mismas, publicadas en la Gaceta Oficial de la Republica Bolivariana de Venezuela N(0) 37.039, del 19 de septiembre del 2000 (las "Normas sobre OPAs"), en las normas dictadas por la Comision Nacional de Valores (la "CNV"), incluyendo las Normas Relativas a la Transparencia de los Mercados de Capitales, dictadas por la CNV y publicadas en la Gaceta Oficial de la Republica Bolivariana de Venezuela N(0) 36.650, del 26 de febrero de 1999, y en las demas normas juridicas aplicables en Venezuela, incluyendo la Ley de Impuesto sobre la Renta y sus reglamentos (las normas juridicas aplicables en Venezuela seran denominadas en adelante las "Normas Venezolanas"). Con respecto a los

ADRs, la referida compra debera igualmente adecuarse a las normas vigentes en los Estados Unidos de America (las "Normas Americanas").

Para cumplir con las Normas Venezolanas y las Normas Americanas, se seguira el siguiente procedimiento:

A) Primor y los Accionistas y Tenedores, por medio del Representante (como se define en la Clausula Decima Cuarta) divulgaran conjuntamente y con inmediata posterioridad a la firma del presente Contrato, los terminos del mismo en la forma necesaria para garantizar la transparencia y la proteccion de todos los accionistas y tenedores de American Depositary Receipts (los "ADRs"), de conformidad con lo establecido en las Normas Venezolanas y en las Normas Americanas.

B) Sujeto a los terminos y condiciones establecidos en el presente Contrato, Primor iniciara simultaneamente (i) una oferta publica de toma de control en Venezuela, dirigida a todos los accionistas de Mavesa (la "Oferta en Venezuela"), y (ii) una oferta publica de adquisicion en los Estados Unidos de America (la "Oferta en los Estados Unidos" y, conjuntamente con la Oferta en Venezuela, las "Ofertas") dirigida a todos los tenedores de ADRs de Mavesa.

C) El objeto de las Ofertas sera la adquisicion de una cantidad de acciones y ADRs de Mavesa en circulacion (libres de prendas, cesiones en garantia, privilegios u otros gravamenes o derechos que puedan afectar su pleno uso, goce y disposicion) que conjuntamente representen al menos sesenta y cinco por ciento (65%) del capital social en circulacion de Mavesa (la "Condicion Minima"). Sin embargo, Primor manifestara en las Ofertas que, de recibirse aceptaciones validas de accionistas y tenedores de ADRs de Mavesa que le permitan a Primor adquirir, conforme a lo antes expresado, una cantidad de acciones y ADRs de Mavesa superior al citado porcentaje, Primor comprara todas las acciones y ADRs en circulacion de Mavesa que le sean ofrecidas durante el plazo de las Ofertas. Por lo tanto, no habra prorrateo en las Ofertas.

D) El precio a ser pagado en las Ofertas sera de US$0,1416887470 por cada Accion de Mavesa y US$8,5013248220 por cada ADR de Mavesa; es decir, el mismo precio a ser pagado a los Accionistas y Tenedores conforme a lo establecido en la Clausula Segunda del presente Contrato.

E) Las Ofertas tendran una duracion inicial de veintiun (21) dias habiles bursatiles, a contar desde el inicio de las mismas.

F) Los Anexos E-1 y E-2 describen los principales terminos y condiciones de las Ofertas. Queda entendido que Primor podra unilateralmente aumentar el precio, prorrogar las Ofertas, ejercer el derecho de considerar o no frustradas las Ofertas, renunciar a la Condicion Minima
         o a otras condiciones o elementos establecidos a favor de Primor, o terminar o revocar las Ofertas conforme a los terminos y condiciones contemplados en las mismas. En caso de que la CNV o la U.S. Securities and Exchange Commission (la "SEC") soliciten la modificacion de la estructura de las Ofertas, Primor y los Accionistas y Tenedores por medio de su Representante, definiran de mutuo acuerdo y de buena fe los cambios a la estructura de las Ofertas. De no haber acuerdo al respecto dentro de los diez (10) dias habiles bursatiles siguientes a la notificacion de la CNV o la SEC, Primor o los Accionistas y Tenedores podran dar por resuelto el presente Contrato en la forma contemplada en la Clausula Decima Primera del presente Contrato.

G) Para preservar la simetria de las Ofertas y la igualdad de tratamiento de los accionistas y tenedores de ADRs de Mavesa, los terminos y condiciones de las Ofertas seran substancialmente iguales, y solo variaran en cuanto lo exijan las Normas Venezolanas o las Normas Americanas o las costumbres del mercado venezolano o del mercado norteamericano.

H) Primor permitira a los Accionistas y Tenedores, a traves de su Representante, y a sus asesores financieros, contables y legales examinar y formular observaciones a los informes y prospectos, asi como a toda la documentacion que deba ser presentada tanto a la CNV como a la SEC, con la anticipacion que sea razonable para este tipo de operaciones, quedando entendido, sin embargo, que Primor sera el responsable por el cumplimiento de las Normas Venezolanas y las Normas Americanas; y que Primor presentara el primer borrador de los Informes de las Ofertas al Representante con por lo menos tres (3) dias habiles bursatiles de anticipacion a su presentacion a la CNV y a la SEC. Los Accionistas y Tenedores permitiran a Primor y a sus asesores financieros, contables y legales examinar y formular observaciones a las declaraciones, informes y demas documentos que deben ser presentados por estos a la CNV o a la SEC con relacion al presente Contrato y a las Ofertas con la anticipacion que sea razonable para este tipo de operaciones, quedando entendido, sin embargo, que los Accionistas y Tenedores seran los responsables por el cumplimiento de las Normas Venezolanas y las Normas Americanas. Primor y los Accionistas y Tenedores, a traves de su Representante, deberan acordar los terminos de cualquier declaracion o documento relacionado con los antecedentes y formacion de la negociacion.

I) Sujeto a los terminos y condiciones establecidos en el presente Contrato, dentro de los cinco (5) dias habiles bursatiles siguientes a la firma del presente Contrato, Primor presentara una solicitud de dispensa en relacion con las Ofertas (no action letter) a la SEC. De no tener objeciones la SEC, Primor presentara la solicitud de autorizacion de divulgacion del informe de las Ofertas prevista en el articulo 6 de las Normas sobre OPAs ante la CNV dentro de los diez (10) dias habiles bursatiles siguientes a la respuesta escrita de la SEC, copia de la cual le hara llegar de inmediato al Representante. Las Ofertas deberan iniciarse a la brevedad posible, pero en todo caso en un plazo no mayor de cinco (5) dias habiles bursatiles siguientes a la obtencion de la autorizacion de la divulgacion de los Informes de las Ofertas y de sus Extractos por parte de la CNV.

J) Sujeto a los terminos y condiciones previstos en el presente Contrato, a la brevedad posible, pero en todo caso dentro de los cinco (5) dias habiles bursatiles siguientes al inicio de las Ofertas, los Accionistas y Tenedores aceptaran las Ofertas por todos los Valores Negociados, cumpliendo con los procedimientos de aceptacion contemplados en las Ofertas, y no retiraran dichas aceptaciones, salvo por lo establecido en la Clausula Decima Primera del presente Contrato. Los Accionistas y Tenedores cuyos Valores Negociados sean objeto de los Gravamenes descritos en el Anexo F se aseguraran que los acreedores beneficiarios de dichos Gravamenes aceptaran las Ofertas en los terminos y condiciones de las mismas.

K) De adquirirse las acciones y ADRs de Mavesa (incluyendo los Valores Negociados) conforme a las Ofertas, la liquidacion y el pago del precio se hara dentro de los plazos exigidos por las Normas Venezolanas y las Normas Americanas, respectivamente.

L) De no pagarse el precio correspondiente a la Oferta en Venezuela o la Oferta en los Estados Unidos dentro de los cinco (5) dias habiles bursatiles siguientes al cierre de la Oferta respectiva, Primor pagara a todos los accionistas de Mavesa y a los tenedores de ADRs que hubieren aceptado validamente las Ofertas y cuyo precio no haya sido pagado, como unica compensacion por intereses de cualquier naturaleza, asi como por danos y perjuicios, intereses moratorios a la tasa de nueve por ciento (9%) anual, que se causaran desde el sexto (6(degree)) dia habil bursatil siguiente al cierre de la Oferta en Venezuela o de la Oferta en los Estados Unidos, hasta la fecha en que el pago por las acciones o por los ADRs este disponible a favor de los accionistas o tenedores de ADRs. El pago de la compensacion prevista en la presente Clausula solo procedera en caso de causa exclusivamente imputable a Primor. Se considerara que no son causas imputables a Primor los retrasos ocasionados por acciones u omisiones causadas por autoridades gubernamentales, la Bolsa de Valores de Caracas, la Caja Venezolana de Valores, o los procedimientos de liquidacion establecidos por la Bolsa de Valores de Caracas u otros organismos, entre otros.

M) Primor designara a una sociedad de corretaje a los efectos del cierre de la Oferta en Venezuela. El cierre de la Oferta en Venezuela se realizara mediante una sesion especial en la Bolsa de Valores de Caracas (la "Fecha de Cierre"), de conformidad con lo previsto en las Normas Venezolanas, y en las normas dictadas por la Bolsa de Valores de Caracas.

N) Las partes reconocen que se retendra del precio de las acciones objeto de la Oferta en Venezuela, las cantidades de dinero equivalentes al porcentaje de retencion que prevean las Normas Venezolanas, y del precio de los ADRs las cantidades de dinero equivalente al porcentaje de retencion que prevean las Normas Americanas, si fuere aplicable.

O) Primor se obliga a sufragar los gastos relacionados con la preparacion y la aceptacion de las Ofertas y cualquier otro gasto que este a cargo de los iniciadores, de conformidad con las Normas sobre OPAs y las Normas Americanas, quedando entendido que no asumira los gastos correspondientes a Mavesa o a los Accionistas y Tenedores, de conformidad con las Normas sobre OPAS y las Normas Americanas. Los honorarios profesionales de los asesores financieros y legales de cada parte en esta negociacion y en las Ofertas seran sufragados por la parte que los contrato.

CUARTA: ASEVERACIONES Y GARANTIAS DE LOS ACCIONISTAS Y TENEDORES

A) Aseveraciones y garantias de los Accionistas y Tenedores relacionadas con los Valores Negociados
         ---------------------------------------------------------------------
         Los Accionistas y Tenedores aseveran y garantizan de manera mancomunada lo siguiente a la presente fecha y a la Fecha de Cierre:

         (i) Que son propietarios de los Valores Negociados que se senalan en el Anexo G al lado del nombre de cada Accionista o Tenedor.

         (ii) Que los Valores Negociados constituyen el treinta y ocho enteros con cuarenta y nueve centesimas por ciento (38,49%) del capital social de Mavesa en circulacion y que, conjuntamente, representan la totalidad de las acciones y ADRs de Mavesa de los cuales son propietarios directamente o indirectamente los Accionistas y Tenedores en Mavesa.

         (iii) Que los Valores Negociados han sido validamente emitidos, suscritos, adquiridos y pagados en su totalidad, que se encuentran en circulacion y libres de todo Gravamen, con excepcion de lo indicado en el Anexo F. Salvo por lo que pudiera prever el presente contrato o el Documento Constitutivo-Estatutario de Mavesa, el cual declaran conocer las partes, los Valores Negociados no estan sujetos a acuerdos de voto, sindicacion de valores, acuerdos de accionistas, opciones, derechos de suscripcion, preferencia, adquisicion, conversion o canje ni a ningun otro acuerdo que pueda obligar a los Accionistas o Tenedores a transferirlos o a gravarlos por cualquier causa.

         (iv) Cada Accionista o Tenedor tiene la capacidad, poder y autorizacion (inclusive la de su conyuge, de ser requerida, o la de cualquier autoridad gubernamental o tercero) necesarios para celebrar el presente Contrato, para cumplir con las obligaciones aqui estipuladas y para vender los Valores
                 Negociados, en los terminos aqui contemplados. El presente Contrato ha sido debidamente suscrito por cada uno de los Accionistas y Tenedores, o por sus representantes debidamente autorizados. Por consiguiente, el Contrato en su totalidad es valido, vinculante y ejecutable entre las partes; no viola el Documento Constitutivo Estatutario de Mavesa, ningun contrato ni otro documento u obligacion de alguna de las partes; ni produce el vencimiento del termino en ningun contrato u otro documento del cual los Accionistas o Tenedores sean partes, ni le otorga a un tercero el derecho de terminar, resolver o rescindir cualquier contrato u otro instrumento del cual los Accionistas y Tenedores sean partes; ni infringe ningun acto judicial, administrativo o norma aplicable. (v) Una vez adquiridos por Primor, los Valores Negociados permitiran el ejercicio de todos los derechos politicos y economicos previstos en las Normas Venezolanas, en el Documento Constitutivo-Estatutario de Mavesa y en el contrato de deposito de los ADRs, sujeto al cumplimiento de las Normas sobre OPAs.

B) Aseveraciones y Garantias de los Accionistas y Tenedores relacionadas con Mavesa y sus Subsidiarias
         ---------------------------------------------------------------------

         Los Accionistas y Tenedores indicados en el Anexo H aseveran y garantizan de forma solidaria que, a la presente fecha:

         1. Subsidiarias. El Anexo I contiene una lista de las Subsidiarias de Mavesa, con indicacion de la participacion accionaria que Mavesa mantiene en el capital de dichas Subsidiarias. Las acciones y demas participaciones poseidas por Mavesa o por sus Subsidiarias en el Anexo I-1 se encuentran libres de todo Gravamen, y no estan sujetas a acuerdos de voto, sindicacion, acuerdos de accionistas, opciones, derechos de suscripcion, preferencia, adquisicion, conversion o canje ni a ningun otro acuerdo o derecho de terceros que pueda obligar a Mavesa o a sus Subsidiarias a transferirlas a cualquier titulo o a gravarlas, salvo por lo establecido en sus documentos constitutivos estatutarios.

          2.      Capital Social; Acciones.

              (A) El capital social de Mavesa se divide en tres mil seiscientos noventa millones (3.690.000.000) de acciones comunes, nominativas y de la misma clase, con un valor nominal de diez bolivares (Bs. 10) cada una. Tres mil quinientos noventa y siete millones noventa y nueve mil ochocientos treinta y nueve (3.597.099.839) acciones se encuentran en circulacion. No se ha autorizado la emision de acciones adicionales de Mavesa.

              (B) Salvo por el Plan de Recompra aprobado en Asamblea de Accionistas del 20 de agosto de 2000 (el "Plan de Recompra")
                    o el derecho de convertir acciones en ADRs o viceversa, no existe ninguna opcion, titulo valor, contrato, plan, compromiso o derecho de cualquier tipo que obligue a Mavesa
                    o cualquiera de sus Subsidiarias a (i) emitir, enajenar, adquirir, redimir, convertir, suscribir o canjear cualesquiera acciones o ADRs de Mavesa o de sus Subsidiarias, (ii) emitir titulos valores convertibles o canjeables en acciones o ADRs de Mavesa o de sus Subsidiarias.

         3. Estados Financieros. Hasta donde los Accionistas y Tenedores tienen conocimiento, los estados financieros auditados y los estados financieros no auditados incluidos en los reportes presentados a la CNV y a la SEC y los auditados al 31 de octubre de 2000 (incluyendo sus notas y anexos, los "Estados Financieros") reflejan razonablemente la situacion patrimonial, la situacion financiera, el resultado de las operaciones, asi como los cambios en la situacion financiera de Mavesa y sus

                 Subsidiarias consolidadas a la fecha de los mismos y durante los periodos indicados (sujetos, en el caso de los estados financieros no auditados, a ajustes usuales al cierre del ejercicio), y han sido preparados (i) de conformidad con las normas y principios contables generalmente aceptados en Venezuela y en los Estados Unidos de America, aplicados en una forma consistente con los aplicados en los periodos precedentes (salvo por lo indicado en las notas respectivas de los Estados Financieros), y de conformidad con la normativa aplicable (los "PCGA"), y (ii) con fundamento en los libros y registros de Mavesa y sus Subsidiarias. ---- 4. Propiedades y Activos; Gravamenes. Mavesa y cada una de sus Subsidiarias son propietarias o tienen el derecho de utilizar y seguir utilizando todos los activos significativos necesarios para la continuidad del negocio en las condiciones actuales, libres de Gravamenes, salvo por lo indicado en el Anexo J.

         5.   Derechos de Propiedad Industrial

              (A) El Anexo K contiene una lista de los registros y solicitudes de registros de marcas, lemas, nombres comerciales, etiquetas, logos y cualquier otro derecho de propiedad industrial sujetos a registro, derechos de autor, registrados o no (los "Derechos de Propiedad Industrial") pertenecientes o licenciados a Mavesa y a sus Subsidiarias, y libres de todo Gravamen.

              (B) Hasta donde tienen conocimiento los Accionistas y Tenedores, Mavesa y sus Subsidiarias no estan infringiendo Derechos de Propiedad Industrial de terceros, y no han recibido reclamos escritos o notificaciones de incumplimiento de Derechos de Propiedad Industrial de terceros.

         6.   Contratos

              (A)   El Anexo L contiene una lista de las  siguientes  categorias
                    de   contratos   vigentes   suscritos   por   Mavesa  o  sus
                    Subsidiarias (los "Contratos Importantes"):

              (1) todos y cada uno de los contratos de cualquier naturaleza que impliquen el recibo por Mavesa o sus Subsidiarias o el pago por parte de Mavesa o sus Subsidiarias de una suma de dinero u otra contraprestacion que exceda de un millon de dolares de los Estados Unidos de America (US$1.000.000), o su equivalente en otras monedas, en un periodo de doce (12) meses, o que contemplen una obligacion, responsabilidad, pasivo o contingencia en cabeza de Mavesa o cualquiera de sus Subsidiarias en exceso de un millon de dolares de los Estados Unidos de America (US$1.000.000), o su equivalente en otras monedas, en un periodo de doce (12) meses; (2) los contratos de cualquier naturaleza que contemplen terminacion, pago, indemnizacion, compensacion o el derecho de solicitar su terminacion en caso de que se produzca un cambio de control en Mavesa o sus Subsidiarias;

              (3) los contratos de licencia de uso de marcas o de coexistencia de marcas; y

              (4) los contratos con Personas Relacionadas. (B) El Anexo L no omite ningun Contrato Importante.

              (C) Hasta donde tienen conocimiento los Accionistas y Tenedores, Mavesa y sus Subsidiarias han cumplido con todas las obligaciones relevantes a su cargo derivadas de los Contratos Importantes, y las demas partes de los Contratos Importantes han cumplido con todas las obligaciones relevantes derivadas de los mismos. Ni Mavesa ni sus Subsidiarias han sido notificadas de algun incumplimiento de cualquier Contrato Importante.

         7. Ausencia de Pasivos No Reflejados en los Estados Financieros o Variaciones Sustanciales. Salvo por (i) lo reflejado en los Estados Financieros Auditados al 31 de octubre de 2000, (ii) pasivos u obligaciones generadas en el curso ordinario de los negocios en forma consistente con practicas pasadas, o (iii) lo senalado en el Anexo M, (a) ni Mavesa ni sus Subsidiarias tienen pasivos u obligaciones de cualquier naturaleza que requieran ser reflejadas en un balance de Mavesa y sus Subsidiarias conforme a los PCGA, ya sean de naturaleza cierta o contingente, vencida o no vencida que afecten de manera significativa y adversa los estados financieros auditados, (b) los negocios de Mavesa y sus Subsidiarias han sido conducidos en el curso ordinario consistente con practicas anteriores, y (c) no se ha producido ninguno de los hechos descritos en la Clausula Sexta del presente Contrato.

         8. Litigios. El Anexo N contiene una lista de todos los procedimientos administrativos, judiciales o arbitrales de cualquier naturaleza y de decisiones jurisdiccionales o arbitrales en proceso de ejecucion o decisiones administrativas de naturaleza preventiva o ejecutiva que han sido notificados a Mavesa o sus Subsidiarias o que son del conocimiento de los Accionistas y Tenedores y que involucren a Mavesa o a cualquiera de sus Subsidiarias por montos superiores a un millon de dolares de los Estados Unidos de America (US$1.000.000), o su equivalente en otras monedas, o cuestionen la validez de Contratos Importantes.

         9. Cumplimiento con Normativa. Mavesa y sus Subsidiarias y, de ser aplicable, los Accionistas y Tenedores, cumplen con todas las leyes, reglamentos y demas normas del mercado de capitales y titulos valores y tributarias vigentes en Venezuela y en los Estados Unidos de America. Hasta donde tienen conocimiento los Accionistas y Tenedores, Mavesa y sus Subsidiarias cumplen con las demas leyes, reglamentos, resoluciones, regulaciones y demas normas, actos administrativos y sentencias aplicables, nacionales, estadales, municipales o extranjeras. No existen comunicaciones o notificaciones emanadas por autoridades gubernamentales enviadas a Mavesa o sus Subsidiarias que indiquen incumplimiento o hechos que pudieran constituir incumplimiento de normativa.

         10. Informacion Financiera y Flujo de Caja Proyectado. La informacion financiera al 31 de diciembre de 2000 preparada en base a los PCGA y el flujo de caja proyectado al 31 de marzo de 2001 contenidos en el Anexo N-1 del presente Contrato reflejan razonablemente la situacion financiera de Mavesa y sus Subsidiarias a dicha fecha y los movimientos en la situacion financiera de Mavesa y sus Subsidiarias para el periodo proyectado, fueron preparados por Mavesa de buena fe, en base a los libros y registros de Mavesa y sus Subsidiarias y tomando en cuenta toda la informacion conocida por Mavesa y sus Subsidiarias a la presente fecha, e incorporan la mejor estimacion de ingresos, corrientes y extraordinarios, asi como desembolsos de cualquier naturaleza (costos, gastos, inversiones, incluyendo los relacionados con este Contrato y las operaciones aqui contempladas, etc.).


Para  efectos  del  presente  Contrato,   los  siguientes  terminos  tendran  el
significado que a continuacion se indica:

"Gravamen":  hipotecas,  prendas y demas derechos reales,  cesiones en garantia, ventas con pacto de retracto, ventas con reserva de dominio, ventas condicionadas, titularizaciones, derechos de retencion, fideicomisos, prohibiciones de enajenar y gravar, secuestros u otras medidas judiciales preventivas o ejecutivas, derechos o reclamos de terceros que puedan afectar el pleno uso, disposicion, goce y disfrute de un bien, opciones de compra u otros gravamenes, excluyendo las servidumbres.

"Personas Relacionadas": son (i) los Accionistas y Tenedores; (ii) personas que son directores o ejecutivos de Mavesa o cualquier Subsidiaria de Mavesa; (iii) accionistas o tenedores de ADRs de Mavesa representativos de mas del cinco por ciento (5%) del capital de Mavesa (distintos de los Accionistas y Tenedores);
(iv) cualquier persona que directa o indirectamente controle, este controlada o este bajo el control comun de, cualquiera de las personas senaladas en los numerales anteriores; (v) los conyuges o cualquier pariente de las personas senaladas en los numerales anteriores hasta el 2do. grado de afinidad y del 4to. grado de consanguinidad.

"Subsidiarias" de Mavesa significan personas juridicas cuyo capital social o patrimonio sea poseido directa o indirectamente por Mavesa, en mas del cincuenta por ciento (50%), o las personas juridicas en las cuales Mavesa tiene derecho a elegir la mayoria de los miembros de la Junta Directiva u organo similar.

QUINTA:  ASEVERACIONES Y GARANTIAS DE PRIMOR
--------------------------------------------
Primor asevera y garantiza que, a la presente fecha:

(i) Salvo por las autorizaciones de la CNV y de la SEC contempladas en el presente Contrato, Primor tiene la capacidad, poder y autorizacion (inclusive la de cualquier autoridad gubernamental o tercero) necesarios para celebrar el presente Contrato, para cumplir con las obligaciones aqui estipuladas y para comprar los Valores Negociados, en los terminos aqui contemplados. El presente Contrato ha sido debidamente suscrito por el representante autorizado de Primor. Por consiguiente, el Contrato en su totalidad es valido, vinculante y ejecutable entre las partes; no viola ningun contrato ni otro documento u obligacion de alguna de las partes; ni produce el vencimiento del termino en ningun contrato u otro documento del cual Primor sea parte, ni le otorga a un tercero el derecho de terminar, resolver o rescindir cualquier contrato u otro instrumento del cual Primor sea parte ni infringe ningun acto judicial, normativo o norma aplicable.

(ii) Primor cuenta con la capacidad financiera y de endeudamiento necesario para hacer frente a las obligaciones asumidas en el presente Contrato y las que asuma con motivo de las Ofertas.

(iii) Primor forma parte del conglomerado industrial Empresas Polar y seguira perteneciendo a dicho conglomerado hasta los doce (12) meses siguientes a la Fecha de Cierre de las Ofertas.

(iv) Primor es una empresa debidamente constituida y existente y no ha incurrido en causales de disolucion o liquidacion, y esta facultada para suscribir este Contrato y ejecutar las Ofertas.

(v) Primor esta solvente en el pago de sus obligaciones y no se encuentra sometida a ningun procedimiento concursal, ni es parte de litigios de cualquier naturaleza cuyo resultado adverso podria afectar, de manera significativa, su capacidad para cumplir con las obligaciones derivadas del presente Contrato y de las Ofertas.

SEXTA:  OBLIGACIONES QUE ASUMEN LOS ACCIONISTAS Y TENEDORES

Los Accionistas y Tenedores indicados en el Anexo H aseguran que, desde la presente fecha hasta la fecha en la cual se haga efectiva la eleccion de los nuevos Directores de Mavesa designados por Primor en una Asamblea Extraordinaria de Accionistas de Mavesa (la "Fecha de Asuncion"), Mavesa y sus Subsidiarias:

A) conduciran sus operaciones dentro del curso ordinario de sus negocios en forma consistente con sus practicas pasadas en los ultimos doce (12) meses, salvo por lo contemplado en el Anexo O;

B) no incurriran en ninguna de las causales de disolucion de Mavesa o de sus Subsidiarias previstas en las normas que le sean aplicables, ni seran liquidadas, fusionadas ni escindidas;

C) no enajenaran todo o parte de sus activos fijos significativos para el normal desarrollo del negocio o Derechos de Propiedad Industrial; ni constituiran ningun tipo de Gravamen sobre todo o parte de sus activos fijos significativos para el normal desarrollo del negocio o Derechos de Propiedad Industrial, salvo por lo contemplado en el Anexo P;

D) no despediran ni contrataran injustificadamente a empleados (sin embargo, respetaran los compromisos laborales asumidos con anterioridad a la firma del presente Contrato); ni celebraran contratos de importancia con actuales empleados, ni incrementaran remuneraciones o beneficios de naturaleza laboral (salvo los contemplados en las convenciones colectivas vigentes o en la ley); y no afectaran en forma significativa y adversa las relaciones que actualmente mantienen con proveedores, contratistas y clientes;

E)       no autorizaran dividendos o distribuciones a sus accionistas, salvo por
         (i) los montos requeridos en el articulo 115 de la Ley de Mercado de Capitales; (ii) dividendos pagaderos total o parcialmente a Mavesa por parte de Subsidiarias totalmente poseidas por Mavesa; y no modificaran su costumbre de pago trimestral de dividendos; ni convocaran Asambleas Extraordinarias de Accionistas distintas a la prevista en este documento.

F) no amortizaran o adquiriran sus respectivas acciones o ADRs (incluyendo sin limitacion, adquisicion de acciones o ADRs conforme al Plan de Recompra); ni venderan ni distribuiran acciones o ADRs de Mavesa propiedad de Mavesa o sus Subsidiarias;

G) no emitiran acciones, ADRs o valores que puedan canjearse o convertirse en acciones o ADRs, o valores que puedan transmitir el derecho de voto en Mavesa o sus Subsidiarias, y no otorgaran opciones que confieran el derecho de suscribir, adquirir o canjear acciones o ADRs de Mavesa;

H) cumpliran oportunamente con sus obligaciones derivadas de leyes, reglamentos, resoluciones y demas normas aplicables en materia tributaria y de mercado de capitales o titulos valores venezolanas y americanas, y en particular presentaran oportunamente los reportes, informes, informacion o documentacion requeridos por la normativa de valores venezolana y norteamericana, y divulgaran la informacion requerida por dichas normas; y dicha documentacion cumplira con las Normas Venezolanas y las Normas Americanas; y especialmente presentaran oportunamente el Formulario 14D-9 y las observaciones sobre las Ofertas conforme a la normativa aplicable, y la informacion alli incluida cumplira con las Normas Venezolanas y las Normas Americanas;

I) mantendran las polizas de seguros existentes en su nivel de cobertura actual;

J) no modificaran, ni daran por terminados, ni incumpliran o cederan Contratos Importantes o Derechos de Propiedad Industrial; no celebraran otros contratos que califiquen como Contratos Importantes; ni renunciaran, transigiran, desistiran, convendran en juicios, o solicitaran que se decida segun la equidad en relacion con cualquiera de sus derechos bajo cualesquiera Contratos Importantes y Derechos de Propiedad Industrial; ni arrendaran sus activos;

K) no incurriran ni asumiran endeudamientos financieros que excedan en su totalidad de dos millones de dolares de los Estados Unidos de America (US$2.000.000), o su equivalente en otras monedas; ni garantizaran obligaciones de terceros distintos de sus Subsidiarias; ni otorgaran prestamos o adelantos; ni realizaran inversiones, salvo por lo establecido en el Anexo Q, o por inversiones en el curso ordinario de sus negocios;

L) no modificaran ninguno de sus metodos o practicas de contabilidad, salvo las modificaciones requeridas por ley, normas o por las PCGA; y

M)       no  adoptaran   ninguna   decision  que  haga  que  cualquiera  de  las
         aseveraciones o garantias de los Accionistas y Tenedores contenidas en el literal B de la Clausula Cuarta deje de ser exacta.

SEPTIMA: OTRAS OBLIGACIONES DE LOS ACCIONISTAS Y TENEDORES

Ademas de las obligaciones asumidas en las demas Clausulas del presente Contrato, los Accionistas y Tenedores asumen las siguientes obligaciones:

A) Al aceptar las Ofertas, los Accionistas y Tenedores renunciaran, solo a los efectos de las Ofertas, a los derechos de preferencia que les correspondan conforme a la Clausula Sexta del Documento Constitutivo Estatutario de Mavesa.

B) Salvo por lo permitido en el presente Contrato, los Accionistas y Tenedores, ni directa ni indirectamente, solicitaran ni iniciaran ninguna propuesta, oferta o requerimiento de informacion por parte de terceros, no suministraran informacion a terceros, y no participaran en discusiones o negociaciones con terceros tendientes a la celebracion de contratos preparatorios y/o definitivos que impliquen (i) la enajenacion o transferencia de cualesquiera valores emitidos por Mavesa (incluyendo acciones y ADRs) o sus Subsidiarias que los Accionistas y Tenedores posean directa o indirectamente en Mavesa o en sus Subsidiarias, (ii) la aprobacion de fusiones, escisiones, consolidaciones, combinaciones, reestructuraciones, recapitalizaciones u otras operaciones relacionadas con Mavesa o cualquiera de sus Subsidiarias o cualquier entidad que directa o indirectamente sea propietaria de valores de Mavesa o sus Subsidiarias (cada una de las operaciones senaladas en los literales (i) y (ii) en lo adelante una "Operacion").

C) Los Accionistas y Tenedores suspenderan durante la vigencia del presente Contrato cualquier discusion o negociacion en relacion con una Operacion que pueda estar siendo llevada a cabo por los Accionistas y Tenedores o sus representantes.

D) Cada uno de los Accionistas y Tenedores debera notificar inmediatamente y por escrito al Oferente de cualquier oferta o solicitud tanto oral como escrita efectuada por una persona natural o juridica en relacion con una Operacion que le hubiese sido presentada a dicho Accionista y Tenedor, describiendo la identidad de la persona que realiza la oferta
         o solicitud de informacion, salvo que lo impidan convenios de confidencialidad suscritos antes del 15 de diciembre de 2000.

E) Los Accionistas y Tenedores provocaran la convocatoria de una Asamblea Extraordinaria de Accionistas de Mavesa a ser celebrada a mas tardar dentro de los seis (6) dias habiles bursatiles siguientes a la fecha de pago de las Ofertas, con el objeto de considerar la eleccion de nuevos Directores y comisarios de Mavesa.

F)       Los  Accionistas  y Tenedores  cumpliran  con las leyes,  reglamentos y
         demas   normativas  de  titulos  valores  y  de  mercado  de  capitales venezolanas y americanas que le sean aplicables.

G) Los Accionistas y Tenedores no votaran a favor de modificaciones del documento constitutivo estatutario de Mavesa o del decreto de dividendos salvo por los montos exigidos por el articulo 115 de la Ley de Mercado de Capitales, y no propondran ni votaran a favor de la modificacion de su costumbre de pago trimestral de dividendos; ni solicitaran la convocatoria de asambleas extraordinarias de accionistas, salvo la prevista en el presente Contrato.

OCTAVA:  OBLIGACIONES QUE ASUME PRIMOR

Ademas de las obligaciones asumidas en las demas Clausulas del presente Contrato, Primor se obliga a:

A) No ejercer el derecho de limitar el numero de Acciones o ADRs objeto de las Ofertas previsto en el articulo 16 de las Normas sobre OPAs y en las Normas Americanas, sin el consentimiento por escrito de todos los Accionistas y Tenedores.

B) No ejercer el derecho de retiro previsto en el numeral 1 del articulo 16 de las Normas sobre OPAs, sin el consentimiento por escrito de todos los Accionistas y Tenedores, quedando a salvo el derecho de Primor de resolver el presente Contrato de conformidad con lo previsto en el mismo.

NOVENA:  INDEMNIZACION

(A)      Indemnizacion por los Accionistas y Tenedores
         ---------------------------------------------

         (a) Los Accionistas y Tenedores (y, con respecto al literal B) de la Clausula Cuarta y a la Clausula Sexta, unicamente los Accionistas y Tenedores identificados en el Anexo H) indemnizaran, defenderan y mantendran indemnes a Primor (y, a partir de la Fecha de Asuncion, a Mavesa y a sus Subsidiarias), y a sus respectivos cesionarios, directores, ejecutivos, asesores y accionistas (conjuntamente las "Personas Indemnizadas") contra cualesquiera Danos y Perjuicios (definidos mas adelante) ocasionados a las Personas Indemnizadas como consecuencia directa de:

         (i) la falsedad o inexactitud de cualquiera de las declaraciones de los Accionistas y Tenedores contenidas en la Clausula Cuarta del presente Contrato;

         (ii) el incumplimiento de cualquier obligacion a cargo de los Accionistas o Tenedores contemplada en el presente Contrato; y

         (iii) cualquier reclamo declarado con lugar por sentencia o laudo arbitral definitivamente firme formulado por parte de terceros con quienes cualquier Accionista, Tenedor o Mavesa haya celebrado contratos definitivos o preparatorios o a quienes cualquier Accionista, Tenedor o Mavesa les hubiere efectuado aseveraciones o garantias en cualquiera de estos casos en relacion al proceso de venta de cualesquiera activos, valores o participaciones en Mavesa y sus Subsidiarias.

Para efectos del presente Contrato, se entendera por "Danos y Perjuicios" cualesquiera danos y perjuicios resarcibles conforme a la legislacion venezolana, incluyendo, sin ninguna limitacion, dano emergente, lucro cesante, intereses, penalidades, multas, tributos, costos y gastos (incluyendo honorarios y gastos razonables de abogados y expertos, y demas gastos incurridos con ocasion de la defensa en relacion con dichos Danos y Perjuicios, siempre que el reclamo fuere declarado con lugar por sentencia o laudo arbitral definitivamente firme).

         (b) En caso de que los Accionistas y Tenedores requieran indemnizar a cualquiera de las Personas Indemnizadas conforme al presente Contrato, los Tenedores y Accionistas no tendran ningun derecho de solicitar indemnizacion de Mavesa o sus Subsidiarias, y en consecuencia, los Accionistas y Tenedores renuncian al ejercicio de cualquier accion de regreso en contra de dichas personas.

(B) Indemnizacion por Primor

         Primor indemnizara, defendera y mantendra indemnes a los Accionistas y Tenedores (y, hasta la Fecha de Asuncion, a Mavesa) y a sus respectivos cesionarios, directores, ejecutivos, asesores y accionistas (conjuntamente las

"Personas Indemnizadas") contra cualesquiera Danos y Perjuicios ocasionados a las Personas Indemnizadas como consecuencia directa de:

         (i) la falsedad o inexactitud de cualquiera de las declaraciones de Primor contenidas en la Clausula Quinta del presente Contrato;

         (ii) el incumplimiento de cualquier obligacion a cargo de Primor contemplada en el presente Contrato; y

         (iii) cualquier reclamo declarado con lugar por sentencia o laudo arbitral definitivamente firme formulado por parte de terceros con quienes Primor haya celebrado contratos definitivos o preparatorios o a quienes Primor les hubiere efectuado aseveraciones o garantias en cualquiera de estos casos en relacion al proceso de venta de cualesquiera activos, valores o participaciones en Mavesa y sus Subsidiarias.

(C)  Procedimiento para la Indemnizacion

         (a) Tan pronto como una Persona Indemnizada sea notificada de un reclamo o del comienzo de un procedimiento judicial, arbitral o administrativo (una "Accion") con respecto a la cual pueda solicitarse indemnizacion o reembolso contra cualquier Accionista o Tenedor o contra Primor, segun el caso, conforme al presente Contrato ("Persona Indemnizante"), dicha Persona Indemnizada notificara al Representante o a Primor, segun el caso, por escrito sobre la Accion, quedando entendido que la falta de dicha notificacion no relevara a la Persona Indemnizante de su obligacion de indemnizacion, salvo en el caso de que la falta de dicha notificacion produzca una perdida o limitacion del derecho a la defensa de la Parte Indemnizante. Igualmente, tan pronto como una Parte Indemnizada tenga conocimiento de un hecho u omision con respecto a la cual pueda solicitar indemnizacion o reembolso de conformidad con el presente Contrato, debera notificarlo a la

Parte Indemnizante, independientemente de que se presente un reclamo por parte de un tercero.

         (b) La responsabilidad de la defensa de la Accion correspondera a la Parte Indemnizante, quien debera designar a los abogados que se encargaran de la Accion, debiendo ser algunos de los mencionados en el Anexo R u otros abogados aceptables a las partes, pudiendo la Parte Indemnizada coadyuvar en la defensa con sus propios abogados. En caso de que la Accion sea desestimada por sentencia, laudo arbitral o acto administrativo firme, no sujeto a recurso alguno, o mientras se encuentre pendiente la resolucion de la Accion, las partes soportaran los gastos del proceso y honorarios de abogados por partes iguales.

         (c) La Persona Indemnizada no realizara ninguno de los actos contemplados en el articulo 154 del Codigo de Procedimiento Civil en relacion con cualquier Accion sin el consentimiento previo del Representante o de Primor, segun sea el caso, el cual no podra ser rehusado de manera no razonable.

         (d) La parte que no este de acuerdo con la procedencia de la indemnizacion notificara a la otra especificando en detalle los fundamentos de dicho desacuerdo, a mas tardar dentro de los diez (10) dias habiles bursatiles despues del recibo de la solicitud de indemnizacion. Si la controversia no puede ser resuelta amigablemente conforme a lo establecido en la Clausula Decima Tercera, cualquier parte podra solicitar arbitraje conforme a lo establecido en dicha Clausula Decima Tercera. Si no surgieren desacuerdos sobre el derecho de indemnizacion con respecto a una solicitud de indemnizacion dentro del periodo de diez (10) dias habiles bursatiles antes senalado, la Parte Indemnizada tendra derecho a recibir la indemnizacion dentro de los cinco (5) dias habiles bursatiles siguientes al termino del periodo de diez (10) dias habiles bursatiles antes senalado, o dentro de los cinco (5) dias habiles bursatiles siguientes a la resolucion amigable, si esta fuere posterior.

(D) El der echo de la Parte Indemnizada de recibir la indemnizacion conforme a la presente Clausula no se vera de ninguna manera afectado por cualquier investigacion o auditoria realizada por cualquiera de las Partes Indemnizadas en el curso de la negociacion del presente Contrato.

(E) Limitaciones del derecho de indemnizacion Sujeto a lo indicado en el ultimo parrafo de este literal (E), la obligacion de los Accionistas y Tenedores y de Primor, segun el caso, de indemnizar a las Personas Indemnizadas conforme a lo previsto en la presente Clausula esta sometida a las siguientes limitaciones:

         (i) La obligacion de indemnizacion de los Accionistas y Tenedores en caso de falsedad o inexactitud de las aseveraciones y garantias contempladas en el literal (A) de la Clausula Cuarta (Aseveraciones y garantias de los Accionistas y Tenedores relacionadas con los Valores Negociados) sera mancomunada y se mantendra en vigencia por tres (3) anos contados a partir de la Fecha de Cierre;

         (ii) La obligacion de indemnizacion de los Accionistas y Tenedores indicados en el Anexo H en caso de falsedad o inexactitud de las aseveraciones y garantias contempladas en el literal (B) de la Clausula Cuarta (Aseveraciones y garantias de los
                 Accionistas y Tenedores relacionadas con Mavesa y sus Subsidiarias) sera solidaria, se mantendra en vigencia por doce
                 (12) meses a partir de la Fecha de Cierre, y los Accionistas y Tenedores seran unicamente responsables por Danos y Perjuicios causados a las

                 Personas Indemnizadas hasta un monto maximo de diez millones de dolares de los Estados Unidos de America (US$10.000.000).

         (iii) La obligacion de indemnizacion de los Accionistas y Tenedores en caso de violacion de las obligaciones de los Accionistas y Tenedores contempladas en el presente Contrato sera solidaria y se mantendra en vigencia por doce (12) meses a partir de la Fecha de Cierre.

         (iv) La obligacion de indemnizacion de Primor en caso de falsedad o inexactitud de las aseveraciones y garantias contempladas en la Clausula Quinta se mantendra en vigencia por doce (12) meses a partir de la Fecha de Cierre; y Primor sera unicamente responsable por Danos y Perjuicios causados a las Personas Indemnizadas hasta un monto maximo de diez millones de dolares de los Estados Unidos de America (US$10.000.000);

         (v) La obligacion de indemnizacion de Primor en caso de violacion de las obligaciones de Primor contempladas en el presente Contrato se mantendra en vigencia por doce (12) meses a partir de la Fecha de Cierre.

Los plazos de vigencia establecidos en los numerales anteriores se prorrogaran hasta la oportunidad en que se haya dictado una decision definitiva respecto de la reclamacion, pero solo con respecto a (i) los reclamos judiciales o extrajudiciales, juicios o procedimientos administrativos iniciados antes del vencimiento de los plazos senalados en los numerales del presente literal, o
(ii) a hechos u omisiones notificados por la Parte Indemnizada a la Parte Indemnizante dentro de los plazos de vigencia senalados, siempre que el juicio o procedimiento se inicie dentro de los tres (3) meses siguientes al vencimiento de dichos plazos (y en este ultimo caso se trate de obligaciones de indemnizacion distinta a la prevista en el literal (A) de la Clausula Cuarta).
(F) A fin de garantizar a las Personas Indemnizadas el pago de la indemnizacion de los Danos y Perjuicios a que tengan derecho por falsedad o inexactitud de las aseveraciones y garantias previstas en el literal (B) de la Clausula Cuarta, Brown Brothers, Harriman & Co., ("BBH") ha abierto por cuenta de los Accionistas y Tenedores senalados en el Anexo H, una carta de credito irrevocable hasta por la cantidad de diez millones de dolares de los Estados Unidos de America (U.S.$ 10.000.000) cuyo beneficiario es Primor Inversiones. Dicha carta de credito, cuyo texto se acompana como Anexo S (la "Carta de Credito"), opera bajo las siguientes modalidades: (i) su vencimiento tendra lugar el 30 de septiembre del 2002, salvo por los casos de terminacion anticipada o de prorroga que se preven mas adelante; y (ii) el pago de la suma o sumas correspondiente a la o las eventuales indemnizaciones sera realizado por BBH tan pronto reciba del Banco Venezolano de Credito C.A., S.A.C.A. ("BVC") la orden de hacerlo, en los siguientes terminos:

         (a) En caso de que Primor envie al Representante y al BVC la notificacion prevista en el literal (C)(a) de la presente clausula, cuyo texto se anexa marcado T-1, y el Representante no envia la notificacion de desacuerdo prevista en el literal
                 (C)(d) de la presente clausula en el formato del anexo T-2, BVC instruira a BBH en el decimo segundo (12(degree)) dia habil bursatil siguiente a la notificacion T-1 para que proceda al pago de la suma respectiva con cargo a la Carta de Credito.

         (b) Si Primor y el Representante acuerdan el pago de una compensacion de danos y perjuicios por los conceptos previstos en el literal B) de la Clausula Cuarta, Primor y el Representante notificaran conjuntamente al BVC, en el formato que se anexa como T-3, para que este a su vez instruya, dentro de los dos (2) dias habiles bursatiles siguientes, a BBH para que proceda al pago de la suma respectiva con cargo a la Carta de Credito.

         (c) En el supuesto de que el pago de una compensacion de Danos y Perjuicios por los conceptos previstos en el literal B) de la Clausula Cuarta sea ordenado por los arbitros conforme a la Clausula Decimo Tercera, Primor queda facultada para instruir unilateralmente al BVC, en el formato que se anexa como T-4, para que, dentro de los dos (2) dias habiles bursatiles siguientes solicite a BBH que proceda al pago de la suma respectiva con cargo a la Carta de Credito.

         (d) Finalmente, en caso de que el laudo arbitral declare que Primor tiene derecho a una indemnizacion de acuerdo con este Contrato pero se requiere de que una decision definitivamente firme declare con lugar la Accion, Primor queda facultada para que, siempre que se haya dictado sentencia definitivamente firme, declarando con lugar la Accion, instruya unilateralmente al BVC, en el formato que se anexa como T-5 para que, dentro de los dos (2) dias habiles bursatiles siguientes, solicite a BBH que proceda al pago de la suma respectiva con cargo a la Carta de Credito, acompanando para ello copia certificada de la decision definitivamente firme.

A pesar de que la Carta de Credito ha sido emitida con vencimiento el dia 30 de septiembre del 2002,

         (i) Primor queda obligada a dirigirse a la mayor brevedad al BVC y a BBH directamente instruyendoles la cancelacion inmediata de la Carta de Credito, cuando por cualquier razon el presente Contrato quede terminado o resuelto por cualquier motivo contemplado en el mismo o en la ley.

         (ii) En caso de que al 31 de agosto de 2002 queden pendientes de resolucion solicitudes de indemnizacion realizadas dentro de los plazos y en los terminos previstos en el literal (E) de la presente Clausula, los Accionistas y Tenedores indicados en el Anexo H deberan renovar la Carta de Credito hasta el 30 de septiembre de 2003 en las mismas condiciones que la actualmente vigente pero limitada a una suma igual al monto de las reclamaciones pendientes de resolucion mas el 10% de dicho monto. Si dichos Accionistas y Tenedores no procedieren a efectuar esta renovacion antes del 20 de septiembre de 2002, Primor queda facultada para instruir unilateralmente al BVC para que, dentro de los dos (2) dias habiles bursatiles siguientes, solicite a BBH que proceda al pago de una suma igual al monto de las reclamaciones pendientes de resolucion, mas un diez por ciento (10%) de dicho monto. En este ultimo caso, Primor asume la obligacion de restituir todo o parte de las cantidades recibidas en caso de que las reclamaciones pendientes fueren declaradas total o parcialmente sin lugar, mas el diez por ciento (10%) de los montos que deban ser restituidos. El mismo procedimiento se seguira cada ano si al 30 de agosto del ano de que se trate existieren reclamaciones pendientes (reduciendose de dichos montos las reclamaciones que hubieren sido solucionadas).

Las partes hacen constar que la labor encomendada al BVC a los fines anteriores ha sido pactada separadamente.

Queda convenido que los Accionistas y Tenedores indicados en el Anexo H podran, a partir de esta fecha, sustituir la Carta de Credito por una fianza o poliza de seguros emitida por una compania de seguros u otra institucion financiera de reconocida solvencia, previa aprobacion de Primor, la cual no sera indebidamente demorada o negada.

DECIMA: VIGENCIA; CONDICION SUSPENSIVA

El presente Contrato entrara en vigencia a partir del momento de su firma, salvo por lo que respecta a la obligacion de Primor de iniciar las Ofertas, la cual esta sujeta a la condicion de que la CNV autorice la divulgacion de los informes de las Ofertas y sus Extractos, de conformidad con el articulo 9 de las Normas sobre OPAs, y de que la SEC apruebe la solicitud de dispensa (no action letter) necesaria para iniciar las Ofertas.

DECIMA PRIMERA:  RESOLUCION DEL CONTRATO DE PLENO DERECHO

El presente Contrato podra ser resuelto de pleno derecho en cualquier momento antes de la fecha de vencimiento de las Ofertas (o la primera fecha de vencimiento respecto de ambas Ofertas) en los siguientes casos:


A) Por Primor o por los Accionistas y Tenedores, (i) si las Ofertas terminan sin que las acciones o ADRs de Mavesa sean adquiridas conforme a los terminos y condiciones de las Ofertas, o si el cierre de las Ofertas no se hubiere llevado a cabo a mas tardar el 30 de junio de 2001; o (ii) si la CNV
    o la SEC no imparten las respectivas autorizaciones y dispensas para iniciar las Ofertas a mas tardar el 28 de febrero del 2001; en caso de los literales
    (i) o (ii) siempre que no se deba a causas imputables a la parte que solicita la resolucion; o (iii) entre en vigencia cualquier normativa que prohiba la ejecucion de las operaciones contempladas en el presente Contrato (incluyendo sin limitacion las Ofertas) en los terminos aqui previstos; (iv) si se establece un regimen de control de cambios o sistema de cambios diferenciales; o (v) se dictare una sentencia que impida, prohiba o restrinja de manera permanente la consumacion de las Ofertas en los terminos aqui contemplados.

B) Por Primor o por los Accionistas y Tenedores, si (i) la otra parte ha violado alguna de sus obligaciones contempladas en el presente Contrato, o
    (ii) si las aseveraciones y garantias de la otra parte no son ciertas o no son exactas, salvo en el caso de que sea posible subsanar el incumplimiento dentro de los cinco (5) dias habiles bursatiles siguientes a la notificacion que formule la otra parte.

C) Por cualquier Accionista o Tenedor, en caso de que se inicie una oferta competidora en efectivo que ofrezca comprar todas las acciones y ADRs de Mavesa que deseen vender sus accionistas y tenedores de ADRs, independientemente de la condicion minima, que proporcione un valor agregado mayor, desde un punto de vista economico-financiero, y terminos y condiciones mejores que los contemplados en las Ofertas, para todos los accionistas y tenedores de ADRs.

D) Por Primor o por los Accionistas y Tenedores, en el supuesto de que la Superintendencia para la Promocion y Proteccion de la Libre Competencia u otro organismo competente mediante actos administrativos se opusiese o condicionara la operacion a determinadas condiciones que obliguen alterar las estipulaciones esenciales del presente Contrato, de las Ofertas o de cualquier contrato relacionado con las Ofertas, o en forma adversa a la parte que lo solicita, y siempre que dicho acto administrativo permanezca produciendo sus efectos por mas de cinco (5) dias habiles bursatiles.

E) Por Primor, cuando se hubiere presentado una oferta competidora, o en caso de circunstancias excepcionales ajenas a Primor, previa conformidad con la CNV, o que la Junta Directiva de Mavesa retire o modifique su recomendacion sobre las Ofertas.

En los casos de resolucion a solicitud de uno de los Accionistas o Tenedores, se entendera que el Contrato quedara resuelto unicamente respecto de dicho Accionista o Tenedor, quedando en plena vigencia con respecto a los demas Accionistas o Tenedores, salvo en el caso de que la resolucion sea solicitada por Accionistas y Tenedores que representen mas del veintiseis por ciento (26%) de los Valores Negociados, en cuyo caso la resolucion operara en relacion con todos los accionistas.

La resolucion del Contrato conforme a la presente Clausula tendra efecto mediante notificacion escrita a la otra parte especificando las razones de dicha terminacion. Asimismo, la resolucion del Contrato conforme a la presente Clausula no generara responsabilidad para ninguna de las partes, salvo por incumplimiento del presente Contrato. En caso de que la parte que no solicite la resolucion considere que la misma no procede, dicha parte debera notificarlo a la otra dentro de los cinco (5) dias habiles bursatiles siguientes al recibo de la notificacion de la resolucion y se procedera conforme a lo establecido en la Clausula Decima Tercera. En todo caso, la decision de arbitraje tendra efectos merodeclarativos.

El Contrato podra ser terminado en cualquier momento por acuerdo por escrito entre Primor y los Accionistas y Tenedores.

DECIMA SEGUNDA: NOTIFICACIONES

Para los efectos del presente contrato, toda notificacion relativa al presente Contrato se entendera hecha validamente mediante la consignacion de las comunicaciones escritas respectivas, en las siguientes direcciones:

         Primor:

         Cuarta Transversal de los Cortijos De Lourdes
         Centro Empresarial Polar, Piso 1
         Los Cortijos de Lourdes
         Caracas
         Atencion:  Guillermo Bolinaga, Direccion de Asuntos Legales
         Tel.  202-3414
         Fax. 202-3364

         Los Accionistas y Tenedores:

         Escritorio Viso Rodriguez Cottin Medina Garcia & Asociados Avenida Francisco Solano Lopez, cruce con calle Pascual Navarro Torre Banvenez, Piso 14
         Sabana Grande
         Caracas
         Atencion:  Luis Garcia Montoya y Alberto Tovar Phelps

Cualquier parte podra modificar su direccion de notificacion mediante comunicacion por escrito a la otra parte. Sin embargo, mientras no se haya notificado dicha modificacion, las direcciones de notificacion permaneceran siendo las mismas.

DECIMA TERCERA: ARBITRAJE

Las partes trataran de resolver cualquier controversia relativa al presente Contrato de buena fe y con prontitud. En el supuesto de surgir alguna discrepancia o disputa en relacion con el presente Contrato, su interpretacion, validez, vigencia o ejecucion, se abrira un lapso de siete (7) dias continuos con la finalidad de que las partes traten de llegar a un arreglo amistoso. Dicho lapso sera prorrogable de comun acuerdo por las partes.

De haber transcurrido el plazo antes senalado o de no estar de acuerdo para prorrogar dicho lapso, las partes convienen en que cualquier controversia que se suscite en relacion con el presente contrato, su interpretacion, su validez, su vigencia, su ejecucion y todo lo relativo al fondo de la controversia, sera resuelta definitivamente mediante arbitraje independiente de derecho, aplicando exclusivamente el derecho de la Republica Bolivariana de Venezuela, en la ciudad de Caracas, en idioma espanol, de conformidad con la Ley de Arbitraje Comercial de la Republica Bolivariana de Venezuela, y de conformidad con las siguientes reglas:


(i) El arbitraje sera realizado por tres (3) arbitros neutrales seleccionados de la siguiente forma: cada parte designara un arbitro y los arbitros elegidos por cada una de las partes a su vez designaran al tercer arbitro, quien sera el Presidente del Tribunal Arbitral. La designacion de los miembros del Tribunal Arbitral no podra exceder de un maximo de diez (10) dias continuos a partir de la fecha de la solicitud de arbitraje, fecha en la cual debera constituirse el Tribunal Arbitral. En caso que los arbitros escogidos por las partes, no pudieren ponerse de acuerdo respecto de la eleccion del tercer arbitro, entonces en horas de la tarde del dia habil siguiente al vencimiento de los diez (10) dias continuos antes indicados, cada parte introducira en una bolsa tres (3) papeletas, cada una de las cuales indicara el nombre de un arbitro propuesto. Una vez introducidas todas las papeletas, se insaculara una papeleta la cual indicara el nombre del tercer arbitro. La persona que insaculara las papeletas sera escogida por azar.

(ii) En cualquier caso, los arbitros deberan tener las siguientes calificaciones: (a) tener dominio del idioma castellano y del ingles; (b) ser neutral y no tener conflicto de intereses; (c) ser abogado con exposicion a las leyes y costumbres comerciales venezolanas y de los Estados Unidos de America; (d) tener experiencia previa en materia de arbitrajes comerciales.

(iii) La citacion para la contestacion de la demanda de arbitraje y demas notificaciones durante el proceso, se realizara en la forma y en la direccion de notificacion de la(s) parte(s) demandada(s) segun esta estipulado en la clausula Decima Primera de este contrato.

(iv) La sustanciacion del procedimiento arbitral comenzara al dia habil siguiente de haberse constituido el Tribunal Arbitral.

(v) Las partes dispondran de treinta (30) dias continuos contados a partir de la fecha en que comience la sustanciacion del procedimiento arbitral para la presentacion de sus pruebas y alegatos. Dicho plazo no podra ser prorrogado salvo por el consentimiento por escrito de las partes y previo escrito debidamente razonado de los miembros del Tribunal Arbitral.

(vi) Los arbitros dispondran de treinta (30) dias continuos contados a partir de la finalizacion del lapso para la presentacion de las pruebas y alegatos de las partes para dictar el laudo arbitral. Dicho plazo no podra ser prorrogado salvo por el consentimiento por escrito de las partes y previo escrito debidamente razonado de los miembros del Tribunal Arbitral.

(vii) El laudo arbitral constara por escrito e indicara las circunstancias de hecho que sirvan de base y las razones de hecho y de derecho para la decision en el contenida.

(viii) El laudo sera definitivo y obligatorio para las partes y debera incluir una decision en relacion a las costas, incluyendo los honorarios razonables y gastos de abogados. Al someterse la controversia a arbitraje segun lo dispuesto en la presente clausula, se entendera que las partes habran renunciado a cualesquiera recursos a los que tuvieran derecho contra los laudos.

(ix) Las costas, incluyendo honorarios razonables y gastos de abogados, deberan ser sufragados en su totalidad por la parte que resulte condenada segun el laudo arbitral. En caso de que ninguna de las partes sea condenada en su totalidad, los costos del procedimiento arbitral seran repartidas en forma igual entre las partes, salvo por lo que respecta a los honorarios y gastos de abogados de las partes, los cuales seran sufragadas por cada una de ellas.

(x) El laudo podra ser ejecutado judicialmente en cualquier tribunal que tenga jurisdiccion sobre el mismo o que tenga jurisdiccion sobre las partes o sus activos.

Mediante el otorgamiento del presente Acuerdo, las partes aceptan y convienen en la aplicacion del procedimiento de arbitraje contenido en la presente Clausula y expresamente renuncian a cualquier defensa que pudieran alegar basada en falta de jurisdiccion o de competencia.

Las partes y los miembros del Tribunal Arbitral guardaran estricta confidencialidad en relacion a los procedimientos, la informacion suministrada por las partes y las resultas del laudo arbitral, salvo en el caso de que dicha informacion deba hacerse del conocimiento publico por cualquier requerimiento legal o judicial.

DECIMA CUARTA: PARTES INVOLUCRADAS; REPRESENTANTES

El presente contrato es intuitu personae. Sin embargo, Primor podra designar a otra persona juridica totalmente controlada por esta para adquirir los Valores Negociados o a instituciones financieras que financien la adquisicion de los Valores Negociados, si fuere el caso, en ambos supuestos sin que ello constituya novacion de sus obligaciones. Asimismo, los Accionistas y Tenedores podran ceder los Valores Negociados a otras personas naturales o juridicas totalmente controladas por ellos, quienes los cederan a su vez a

Primor en los terminos del presente Contrato, sin que ello tampoco constituya novacion de sus obligaciones.

Los Accionistas y Tenedores designan al senor Luis Garcia Montoya, venezolano, mayor de edad, titular de la cedula de identidad 3.189.825, como Representante de los Accionistas y Tenedores (el "Representante") para todo lo relacionado con el presente Contrato y con las declaraciones que deban efectuarse conforme al mismo, y a Alberto Tovar Phelps, venezolano, mayor de edad, titular de la cedula de identidad 5.541.127, como representante suplente para todo lo relacionado con el presente Contrato y con las declaraciones que deban efectuarse conforme al mismo.

Para los mismos efectos, Primor designa a Lorenzo Mendoza G., antes identificado, como representante y a Juan Simon Mendoza, quien es venezolano, mayor de edad y titular de la cedula de identidad numero 6.512.781 como representante suplente para todo lo relacionado con el presente Contrato.

DECIMA QUINTA. EQUIVALENCIAS

A los solos efectos de dar cumplimiento al articulo 95 de la Ley del Banco Central de Venezuela, el equivalente en Bolivares de todas las cantidades expresadas en este documento en Dolares de los Estados Unidos de America sera el que resulte de aplicar a dichas cantidades la tasa de cambio referencial de seiscientos noventa y nueve bolivares con cincuenta centimos por dolar de los Estados Unidos de America (Bs.699,50 por US$).

DECIMA SEXTA: El presente Contrato solo genera derechos y obligaciones para las partes, y en consecuencia ningun tercero tendra derechos conforme al presente Contrato.

DECIMA SEPTIMA: LEGISLACION APLICABLE

El presente contrato se regira por las leyes de la Republica Bolivariana de Venezuela.

DECIMA OCTAVA: JURISDICCION Y DOMICILIO CONTRACTUAL

Para todos los efectos del presente contrato, se elige a la ciudad de Caracas, como domicilio especial y exclusivo a la jurisdiccion de cuyos tribunales declaran someterse las partes.

DECIMA NOVENA:   ANUNCIOS

         Todos los anuncios publicos, declaraciones a la prensa y comunicaciones con entes publicos en relacion con el presente Contrato y las Ofertas seran consultados y coordinados previamente por las partes a traves de sus Representantes, y se produciran en terminos que preserven los derechos de los accionistas y el cumplimiento de las Normas Venezolanas y las Normas Americanas.

         Se hacen veintiseis (26) ejemplares de un mismo tenor y un solo efecto. Caracas, a los veintiun (21) dias del mes de enero de dos mil uno
         (2001).

PRIMOR ALIMENTOS, C.A.

----------------------
Lorenzo Mendoza G.
Director

PRIMOR INVERSIONES, C.A.

----------------------
Lorenzo Mendoza G.
Director

JONATHAN COLES WARD

----------------------

ALBERTO TOVAR PHELPS               INES MANCERA DE TOVAR

-----------------------            -------------------------
                                   C.I. 7.682.460



BEATRIZ DE CHELMINSKI DE COLES


----------------------


ALICIA COLES DE CHELMINSKI


----------------------


ANDRES COLES DE CHELMISNKI


----------------------


MIGUEL COLES DE CHELMINSKI


----------------------


NELLY CERVINI DE FRAGACHAN


----------------------

JESUS ANIBAL ROJAS                 NATIVIDAD BALERDI DE ROJAS


----------------------             ---------------------------
                                   C.I. 3.405.258


JESUS MANUEL ROJAS                 MARIELA TORRES DE ROJAS


----------------------             ---------------------------
                                    C.I. 2.499.743


NICHOLASHA LIMITED


----------------------
Guillermo De La Rosa
Apoderado


SHARE SYNDICATE I, L.L.C.


---------------------------
Ibrahim Garcia
Vicepresidente y Secretario


SHARE SYNDICATE II, L.L.C.


---------------------------
Guillermo de la Rosa
Presidente y Secretario Asistente

SHARE SYNDICATE IX, L.L.C.


---------------------------
Ibrahim Garcia
Vicepresidente y Secretario


BERKSHIRE INTERNATIONAL S.A.


----------------------------
Luis Garcia Montoya
Representante


VALORES SAN NICOLAS, C.A.


------------------------------
Angel Alberto Cervini
Apoderado


EDIFICIOS Y REMODELACIONES EL ENCUENTRO, C.A.


----------------------------
Henry Simon Chauran
Presidente


DESARROLLOS 480, C.A.


----------------------------
Angel Cervini
Director

CONSULTORIA ESTUDIOS PROYECTOS, C.A. (CONEPRO)


---------------------------
Jonathan Coles
Apoderado


INVERSIONES STUART, C.A.


---------------------------
Jonathan Coles
Apoderado


LAVEDA FINANTIAL LTD


--------------------------
Luis Garcia Montoya


VALORES EL JUNKO, C.A.


-------------------------
Lilian Cervini de Poleo


LILIAN CERVINI DE POLEO


------------------------

                              INDICE DE ANEXOS

Anexo A                  Poder de Primor Alimentos

Anexo B                  Poder de Primor Inversiones

Anexos C-1 al C-X        Poderes de los Accionistas y Tenedores

Anexo D Porcion del precio que correspondera a cada Accionista y Tenedores

Anexo E-1                Terminos y Condiciones Principales de la Oferta en
                         Venezuela

Anexo E-2                Terminos y Condiciones Principales de la Oferta en los
                         Estados Unidos

Anexo F                  Lista de Gravamenes sobre Valores Negociados

Anexo G                  Acciones y ADRs propiedad de los Accionistas y
                         Tenedores.

Anexo H Accionistas y Tenedores a los efectos del literal B) de la Clausula Cuarta y de la Clausula Sexta

Anexo I                  Lista de Subsidiarias

Anexo I-1                Lista de Subsidiarias importantes

Anexo J                  Lista de Gravamenes

Anexo K                  Lista de Derechos de Propiedad Industrial

Anexo L                  Lista de Contratos Importantes

Anexo M                  Lista de Pasivos No Reflejados

Anexo N                  Lista de Litigios

Anexo N-1                Informacion financiera y flujo de caja proyectado al 31
                         de marzo de 2001

Anexo O Operaciones extraordinarias desde la fecha de celebracion del Contrato hasta la Fecha de Asuncion

Anexo P Enajenacion de activos desde la fecha de celebracion del Contrato hasta la Fecha de Asuncion

Anexo Q Inversiones desde la fecha de celebracion del Contrato hasta la Fecha de Asuncion

Anexo R                  Lista de abogados

Anexo S                  Carta de credito de garantia

Anexo T-1 al T-5         Notificaciones para efectos de la carta de credito de
                         garantia